UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2010

DARA BioSciences, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 26, 2010, DARA Therapeutics, Inc., a subsidiary of DARA BioSciences, Inc. (the “Company”), entered into an agreement with the Division of Cancer Prevention, National Cancer Institute (“DCP”), which is an agency of the U.S. Government with a mission to improve cancer care, for the clinical development of the Company’s drug product KRN5500 (the “Clinical Trial Agreement”). KRN5500 is a drug candidate for the treatment of neuropathic pain in cancer patients. An active component of KRN5500 has been shown to inhibit nerve cell pain signals. The primary segment of the market being targeted by KRN5500 is chemotherapy-induced neuropathic pain.

Under the Clinical Trial Agreement, the Company will, at its sole cost and expense, supply DCP with KRN5500 to perform clinical trials that are intended to further test the effectiveness of KRN5500 as a treatment and/or prevention for chemotherapy-induced peripheral neuropathy. DCP will be responsible for all costs and expenses associated with DCP’s activities in carrying out the clinical trials. The Company and DCP will co-develop a clinical plan for the overall development of KRN5500. The Company is responsible for the Investigational New Drug Application, which is required to perform experimental drug research in the United States. The Company will maintain commercialization rights with respect to KRN5500.

A copy of the Clinical Trial Agreement is attached hereto as Exhibit 10 and is incorporated herein by reference. The foregoing summary of the Clinical Trial Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of such document attached as an exhibit to this report.

Item 8.01.	Other Events.

On April 27, 2010, the Company issued a press release reporting the entry into the Clinical Trial Agreement. A copy of the press release is attached hereto as Exhibit 99 to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: April 30, 2010	By:	/s/ Richard A. Franco
	Name:	Richard A. Franco, Sr., R.Ph.
	Title:	President

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10	Agreement between DARA Therapeutics, Inc., a Subsidiary of DARA BioSciences, Inc., and the Division of Cancer Prevention, National Cancer Institute for the Clinical Development of KRN5500 dated April 26, 2010

99	Press Release Issued by DARA BioSciences Inc. on April 27, 2010

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